Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-85530) of RF Micro Devices, Inc., and

(2)

Registration Statements (Form S-8 Nos. 333-136250, 333-136251, 333-136252, 333-127300, 333-107805, 333-102048, 333-74230, 333-93095, 333-31037, and 333-147432) pertaining to the various stock option and employee benefit plans of RF Micro Devices, Inc.;

of our report dated March 14, 2007, with respect to the consolidated financial statements of Sirenza Microdevices, Inc. included herein.

/s/ Ernst & Young, LLP

Denver, Colorado

January 25, 2008